As filed with the Securities and Exchange Commission on September 14, 2007
Registration No. 333-143167

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE
AMENDMENT No. 1
To
FORM S-4
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CAPITALSOUTH BANCORP
(Exact name of registrant as specified in its charter)

Delaware	6712	63-1026645
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
2340 Woodcrest Place, Suite 200
Birmingham, Alabama 35209
(205) 870-1939
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Dan Puckett
CapitalSouth Bancorp
2340 Woodcrest Place, Suite 200
Birmingham, Alabama 35209
(205) 870-1939
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

J. Paul Compton, Jr., Esq.	Hugh C. Nickson, III, Esq.
Bradley Arant Rose & White LLP	Miller, Hamilton, Snider & Odom, L.L.C.
One Federal Place	101 Colonial Bank Boulevard
1819 5th Avenue North	Suite B101
Birmingham, AL 35203	Montgomery, AL 36117
(205) 521-8000	(334) 265-4533

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE
This post-effective Amendment No. 1 to CapitalSouth Bancorp’s Registration Statement on Form S-4 (Registration No. 333-143167) originally filed with the Securities and Exchange Commission on May 22, 2007, as amended by Amendment No. 1, filed July 2, 2007, and Amendment No. 2, filed August 6, 2007, is being filed for the sole purpose of amending the exhibit index to include Exhibit No. 8 filed herewith.
Item 21. Exhibits and Financial Statement Schedules.
The following exhibits are filed as part of this registration statement:

Number	Description
2	Agreement and Plan of Merger of CapitalSouth Bancorp and Monticello Bancshares, Inc. joined in by James C. Bowen dated February 28, 2007, the date of the merger agreement (included as Appendix A to the joint proxy statement-prospectus filed as part of this registration statement)

3.1	Restated Certificate of Incorporation*

3.2	Certificate of Amendment to the Restated Certificate of Incorporation*

3.3	Certificate of Correction to the Restated Certificate of Incorporation*

3.4	Certificate of Amendment to the Restated Certificate of Incorporation*

3.5	Bylaws of CapitalSouth Bancorp*

4.1	Specimen Stock Certificate of CapitalSouth Bancorp**

4.2	Indenture, dated as of December 19, 2002, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and State Street Bank and Trust Company of Connecticut, National Association*

4.3	Guarantee Agreement, dated as of December 19, 2002, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and State Street Bank and Trust Company of Connecticut, National Association*

4.4	Indenture, dated as of September 15, 2005, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and Wilmington Trust Company*

4.5	Guarantee Agreement, dated as of September 15, 2005, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and Wilmington Trust Company*

5	Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered****

8	Opinion of Bradley Arant Rose & White LLP regarding certain tax matters

10.1	1994 Stock Incentive Plan (as amended and restated in 1999)*

10.2	Form of 1994 Stock Incentive Plan Stock Option Agreement*+

10.3	2004 Incentive Stock Option Plan*+

10.4	Form of Incentive Stock Option Award under the 2004 Incentive Stock Option Plan*+

10.5	2005 Stock Incentive Plan*+

10.6	Amended and Restated Directors Compensation Plan*+

10.7	Bank Director Supplemental Retirement Program (included in Exhibit 10.8)*+

10.8	Form of Director Supplemental Retirement Program Director Agreement*+

10.9	Form of Life Insurance Endorsement Method Split Dollar Plan Agreement*+

Number	Description
10.10	Form of Executive Supplemental Retirement Plan Agreement*+

10.11	Incorporators Stock Option Agreement*+

10.12	Amendment No. 1 to Incorporators Stock Option Agreement*+

10.13	Form of 2005 Stock Incentive Plan Stock Option Agreement**+

10.14	Amendment to Incorporators Stock Option Agreement***+

21	Subsidiaries of CapitalSouth Bancorp****

23.1	Consent of KPMG LLP (with respect to CapitalSouth Bancorp)****

23.2	Consent of Stevens, Powell & Company, P.A. (with respect to Monticello Bancshares, Inc.)****

23.3	Consent of McKinnon & Company, Inc.****

23.4	Consent of Bradley Arant Rose & White LLP (included in Exhibits 5 and 8)

24	Powers of Attorney****

99.1	Form of Opinion of McKinnon & Company (included as Appendix B to the joint proxy statement-prospectus filed as part of this registration statement).

99.2	Form of Proxy Card for the Special Meeting of Stockholders of CapitalSouth Bancorp****

99.3	Form of Proxy Card for the Special Meeting of Shareholders of Monticello Bancshares, Inc.****

99.4	Form of Election and Letter of Transmittal****

*	Incorporated by reference from corresponding exhibit previously filed with CapitalSouth Bancorp’s Registration Statement on Form S-1 dated October 5, 2005, File No. 333-128829.

**	Incorporated by reference from corresponding exhibit previously filed with CapitalSouth Bancorp’s Amendment No. 1 to Registration Statement on Form S-1 dated November 15, 2005, File No. 333-128829.

***	Incorporated by reference from corresponding exhibit previously filed with CapitalSouth Bancorp’s Amendment No. 2 to Registration Statement on Form S-1 dated December 2, 2005, File No. 333-128829.

****	Previously filed.

+	Management contract or compensatory plan arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 14, 2007.

CAPITALSOUTH BANCORP

By:	/s/ W. Dan Puckett

Chief Executive Officer and
Chairman of the Board of Directors
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. Dan Puckett	Chief Executive Officer and	September 14, 2007
W. Dan Puckett	Chairman of the Board of Directors
(Principal Executive Officer)

*	President, Director	September 14, 2007
W. Flake Oakley, IV

/s/ Carol W. Marsh	Senior Vice President, Secretary and	September 14, 2007
Carol W. Marsh	Chief Financial Officer (Principal
Financial Officer)

/s/ Edison K. Woodie,III	Controller	September 14, 2007
Edison K. Woodie, III	(Principal Accounting Officer)

*	Director	September 14, 2007
Harold B. Dunn

*	Director	September 14, 2007
Stanley L. Graves

*	Director	September 14, 2007
Charles K. McPherson, Sr.

*	Director	September 14, 2007
David W. Wood, II

*By: /s/ Carol W. Marsh	Director	September 14, 2007
Carol W. Marsh
Attorney-in-Fact

INDEX TO EXHIBITS

Number	Description
2	Agreement and Plan of Merger of CapitalSouth Bancorp and Monticello Bancshares, Inc. joined in by James C. Bowen dated February 28, 2007, the date of the merger agreement (included as Appendix A to the joint proxy statement-prospectus filed as part of this registration statement)

3.1	Restated Certificate of Incorporation*

3.2	Certificate of Amendment to the Restated Certificate of Incorporation*

3.3	Certificate of Correction to the Restated Certificate of Incorporation*

3.4	Certificate of Amendment to the Restated Certificate of Incorporation*

3.5	Bylaws of CapitalSouth Bancorp*

4.1	Specimen Stock Certificate of CapitalSouth Bancorp**

4.2	Indenture, dated as of December 19, 2002, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and State Street Bank and Trust Company of Connecticut, National Association*

4.3	Guarantee Agreement, dated as of December 19, 2002, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and State Street Bank and Trust Company of Connecticut, National Association*

4.4	Indenture, dated as of September 15, 2005, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and Wilmington Trust Company*

4.5	Guarantee Agreement, dated as of September 15, 2005, by and between CapitalSouth Bancorp (formerly known as Financial Investors of the South, Inc.) and Wilmington Trust Company*

5	Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered****

8	Opinion of Bradley Arant Rose & White LLP regarding certain tax matters

10.1	1994 Stock Incentive Plan (as amended and restated in 1999)*

10.2	Form of 1994 Stock Incentive Plan Stock Option Agreement*+

10.3	2004 Incentive Stock Option Plan*+

10.4	Form of Incentive Stock Option Award under the 2004 Incentive Stock Option Plan*+

10.5	2005 Stock Incentive Plan*+

10.6	Amended and Restated Directors Compensation Plan*+

10.7	Bank Director Supplemental Retirement Program (included in Exhibit 10.8)*+

10.8	Form of Director Supplemental Retirement Program Director Agreement*+

10.9	Form of Life Insurance Endorsement Method Split Dollar Plan Agreement*+

10.10	Form of Executive Supplemental Retirement Plan Agreement*+

10.11	Incorporators Stock Option Agreement*+

10.12	Amendment No. 1 to Incorporators Stock Option Agreement*+

10.13	Form of 2005 Stock Incentive Plan Stock Option Agreement**+

10.14	Amendment to Incorporators Stock Option Agreement***+

Number	Description
21	Subsidiaries of CapitalSouth Bancorp****

23.1	Consent of KPMG LLP (with respect to CapitalSouth Bancorp)****

23.2	Consent of Stevens, Powell & Company, P.A. (with respect to Monticello Bancshares, Inc.)****

23.3	Consent of McKinnon & Company, Inc.****

23.4	Consent of Bradley Arant Rose & White LLP (included in Exhibits 5 and 8)

24	Powers of Attorney****

99.1	Form of Opinion of McKinnon & Company (included as Appendix B to the joint proxy statement-prospectus filed as part of this registration statement).

99.2	Form of Proxy Card for the Special Meeting of Stockholders of CapitalSouth Bancorp****

99.3	Form of Proxy Card for the Special Meeting of Shareholders of Monticello Bancshares, Inc.****

99.4	Form of Election and Letter of Transmittal****

*	Incorporated by reference from corresponding exhibit previously filed with CapitalSouth Bancorp’s Registration Statement on Form S-1 dated October 5, 2005, File No. 333-128829.

**	Incorporated by reference from corresponding exhibit previously filed with CapitalSouth Bancorp’s Amendment No. 1 to Registration Statement on Form S-1 dated November 15, 2005, File No. 333-128829.

***	Incorporated by reference from corresponding exhibit previously filed with CapitalSouth Bancorp’s Amendment No. 2 to Registration Statement on Form S-1 dated December 2, 2005, File No. 333-128829.

****	Previously filed.

+	Management contract or compensatory plan arrangement.